Exhibit 23.5

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Registration Statement on Form S-4 of our report dated July 13, 2007 relating to the financial statements of REG, LLC appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

Des Moines, Iowa

August 7, 2009